EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-54345, 2-63803, 2-75715, 2-88474, 2-96491, 33-32465 and 33-57537 on Form S-8
and in  Registration  Statement Nos.  33-55136,  33-53817,  33-57325,  33-59784,
333-631,  333-63441,  333-65901  and  333-68751  on Form S-3 of our report dated
October 30, 1998, appearing in this Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1998.




/s/    Deloitte & Touche LLP
       Costa Mesa, California
       December 28, 1998















                                EXH 23 - Page 1